NOTICE TO SHAREHOLDERS

International Explorer Fund

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposal:

o ELECT TRUSTEES FOR THE FUND.* The individuals listed in the table below were elected as trustees for the fund. All trustees served as trustees to the fund prior to the shareholder meeting.

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            TRUSTEE                   FOR        WITHHELD     PERCENTAGE FOR
-------------------------------- -------------- ------------ -----------------
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John J. Brennan                  887,330,003    25,858,480        97.2%
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Charles D. Ellis                 888,187,234    25,001,249        97.3
-------------------------------- -------------- ------------ -----------------
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Rajiv L. Gupta                   886,074,024    27,114,458        97.0
-------------------------------- -------------- ------------ -----------------
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JoAnn Heffernan Heisen           887,993,494    25,194,989        97.2
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Burton G. Malkiel                885,287,279    27,901,204        96.9
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Alfred M. Rankin, Jr.            888,562,679    24,625,804        97.3
-------------------------------- -------------- ------------ -----------------
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J. Lawrence Wilson               885,572,035    27,616,448        97.0
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*Results are for all funds within the same trust.